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                                                                   Exhibit 99.3

                                  LabOne, Inc.
                             10101 Renner Boulevard
                              Lenexa, Kansas 66219

         The undersigned hereby appoints W. Thomas Grant II and Gregg R. Sadler, and each of them, jointly and severally, as proxies, with full power of substitution, for the undersigned at the Annual Meeting of Stockholders of LabOne, Inc. at 10101 Renner Boulevard, Lenexa, Kansas, on ______________ ____, 1999, at 10:00 a.m. C.D.T., and at any adjournment, to vote the shares of common stock the undersigned would be entitled to vote, if personally present, upon the proposals stated on the reverse side of this proxy card, the election of Directors and any other matter brought before the meeting, all as set forth in the ___________ ___, 1999 Joint Proxy Statement/ Prospectus.

                  (Continued and to be signed on reverse side)



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                 Please Detach and Mail in the Envelope Provided

[X]  Please mark your
     votes as in this
     example.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ON
                  PROPOSALS 1 AND 3 AND "GRANTED" ON PROPOSAL 2


                                                                                     FOR             AGAINST           ABSTAIN

1.   Proposal  to  adopt  the  Agreement  and Plan of  Merger,  as  amended  and
     restated,  dated  as of March 7,  1999  and the  transactions  contemplated   [       ]         [       ]         [       ]
       thereby



2    The election of the following nominees as Directors, as                       Authority           Authority WITHHELD to
     set forth in the Joint Proxy Statement/ Prospectus (or a                     GRANTED to           vote for all nominees
     substitute nominee or nominees designated by the Board                       vote for all
     of Directors if any of them becomes unavailable): Joseph                       nominees
     H. Brewer, M.D., Peter C. Brown, William D. Grant, W.
     Thomas Grant II, Richard A., Rifkind, M.D., Richard S.
     Schweiker, James R. Seward, Robert D. Thompson,                               [        ]        [                       ]
     Chester B. Vanatta, John E. Walker, R. Dennis Wright
     and _______________________.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, line through that nominee's name in the list above.)


                                                                                      FOR             AGAINST          ABSTAIN
3.   Ratification  of  the  appointment  of  KPMG  LLP  as  independent   public
     accountants.                                                                  [        ]         [       ]        [       ]


         This  Proxy  confers  discretionary  authority  to  vote  upon  certain
         matters,    as    described   in   the    accompanying  Joint   Proxy
         Statement/Prospectus.

         Unless otherwise marked, the Proxy will be deemed marked "FOR" on Proposals 1 and 3 and marked "GRANTED" on proposal 2 and voted accordingly.

         This Proxy is solicited by the Board of Directors.

         (Please sign, date and return this Proxy in the enclosed envelope.)


SIGNATURE _______________   DATE      , 1999

SIGNATURE _______________   Date      , 1999


(SIGNATURE IF HELD JOINTLY)
(Note: Please sign exactly as name appears hereon. Executors, administrators, trustees, etc., should so indicate when signing, giving full title as such. If a signer is a corporation, execute in full corporation name by authorized officer. If shares are held in the name of two or more persons, all should sign.)